Exhibit 99.9

                             JOINT FILING AGREEMENT


          The undersigned agree that this Schedule 13D filing herewith relating to securities of WorldWater Corp. is filed jointly on behalf of each of the undersigned pursuant to Rule 13d-1(k).


Dated:  February 25, 2004


                                            /s/ Udi Toledano
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                                              Udi Toledano


                                            /s/ Fred S. Fraenkel
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                                              Fred S. Fraenkel